UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 22, 2026

QUANTUM X LABS INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-42681

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Jabotinsky St, Atrium Tower, 18th floor Ramat Gan, Israel	5252903
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	QXL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2026, Mr. Amihay Hadad notified the Board of Directors of Quantum X Labs Inc. (the “Company”) of his decision to step down from his position as the Company’s Co-Chief Executive Officer, effective immediately.

Mr. Hadad’s decision to step down was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Effective as of September 22, 2026, Mr. Yakov Baranes, who has served as the Company’s Co-Chief Executive Officer since May 2026, was appointed as the Company’s sole Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum X Labs Inc.

By:	/s/ Yakov Baranes
Name:	Yakov Baranes
Title:	Chief Executive Officer

Date: September 22, 2026